As filed with the Securities and Exchange Commission on May 8, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Seanergy Maritime Holdings Corp.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	N.A.
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Seanergy Maritime Holdings Corp. 154 Vouliagmenis Avenue 166 74 Glyfada Athens, Greece Tel: +30 213 0181507 (Address and telephone number of Registrant’s principal executive offices)
Will Vogel, Esq.
Watson Farley & Williams LLP
250 West 55th Street
New York, New York 10019
(212) 922-2200 (telephone number)
(212) 922-1512 (facsimile number)
(Name, Address and telephone number of agent for service)

With copy to:

Will Vogel, Esq.
Watson Farley & Williams LLP
250 West 55th Street
New York, New York 10019
(212) 922-2200 (telephone number)
(212) 922-1512 (facsimile number)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common shares, par value $0.0001 per share, underlying warrants to purchase common shares	187,050,000	$24,204,270
Total		$24,204,270	$3,142

(1)
The common shares issuable upon the exercise of warrants to purchase common shares being registered hereunder are being registered for sale by the selling shareholders named in the prospectus. Under Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered include such indeterminate number of common shares as may be issuable with respect to the shares being registered in this registration statement as a result of any stock splits, stock dividends or other similar events.

(2)
Estimated solely for the purpose of computing the amount of the registration fee for the common shares issuable upon exercise of warrants being registered in accordance with Rule 457(g) under the Securities Act of 1933, as amended, based upon the higher of (i) the price at which the warrants may be exercised, and (ii) $0.1294, the average of the high and low prices for a share of the registrant’s common stock as reported on the Nasdaq Capital Market on May 6, 2020, which date is a date within five business days of the filing of this registration statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 8, 2020

PROSPECTUS

187,050,000 Common Shares

Offered by the Selling Shareholders

Seanergy Maritime Holdings Corp.

This prospectus relates to the resale, from time to time, by the selling shareholders identified in this prospectus under the caption “Selling Shareholders,” or the Selling Shareholders, of up to 187,050,000 of our common shares, par value $0.0001 per share, issuable upon exercise of certain outstanding warrants to purchase common shares, or the Warrants.  The Warrants were issued by us in private placements pursuant to the Securities Purchase Agreements dated April 9, 2020, April 20, 2020, April 30, 2020 and May 5, 2020, or the Securities Purchase Agreements.

We are not selling any common shares under this prospectus and will not receive any proceeds from the sale of common shares by the Selling Shareholders. We will receive proceeds from cash exercise of the Warrants which, if exercised in cash with respect to all of the 187,050,000 common shares, would result in gross proceeds of approximately $23,196,000 to us. The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sale of the common shares.

The Selling Shareholders may sell the common shares offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The common shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Our common shares are listed on the Nasdaq Capital Market under the symbol “SHIP”. On May 7, 2020, the last reported sale price of our common shares on the Nasdaq Capital Market was $0.139 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” below, beginning on page 4, and in our Annual Report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference herein, to read about the risks you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2020.

i

ABOUT THIS PROSPECTUS

As permitted under the rules of the U.S. Securities and Exchange Commission, or the Commission, this prospectus incorporates important information about us that is contained in documents that we have previously filed with the Commission but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the Commission at www.sec.gov, as well as other sources. You may also obtain copies of the incorporated documents, without charge, upon written or oral request to Seanergy Maritime Holdings Corp., 154 Vouliagmenis Avenue, 166 74 Glyfada, Athens, Greece.  Our telephone number is +30 213 0181507.  See “Where You Can Find More Information”.

You should rely only on the information contained and incorporated by reference into this prospectus and in any free writing prospectus that we authorize to be distributed to you. We have not, and the Selling Shareholders have not, authorized anyone to provide you with additional or different information or to make representations other than those contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This document may only be used where it is legal to sell these securities. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus.

We obtained certain statistical data, market data and other industry data and forecasts used or incorporated by reference into this prospectus from publicly available information. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements in this prospectus and the documents incorporated by reference into this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. As a result, you are cautioned not to rely on any forward-looking statements.

Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully in the section herein entitled “Risk Factors”. Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. In addition to these important factors and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include, among other things:

•	changes in shipping industry trends, including charter rates, vessel values and factors affecting vessel supply and demand;

•	changes in seaborne and other transportation patterns;

•	changes in the supply of or demand for dry bulk commodities, including dry bulk commodities carried by sea, generally or in particular regions;

•	changes in the number of newbuildings under construction in the dry bulk shipping industry;

•	changes in the useful lives and the value of our vessels and the related impact on our compliance with loan covenants;

•	the aging of our fleet and increases in operating costs;

•	changes in our ability to complete future, pending or recent acquisitions or dispositions;

•	our ability to achieve successful utilization of our expanded fleet;

•
changes to our financial condition and liquidity, including our ability to pay amounts that we owe and obtain additional financing to fund capital expenditures, acquisitions and other general corporate activities;

•	risks related to our business strategy, areas of possible expansion or expected capital spending or operating expenses;

•
changes in our ability to leverage the relationships and reputation in the dry bulk shipping industry of V.Ships Limited, or V.Ships, our technical manager, and Fidelity Marine Inc., or Fidelity, our commercial manager;

•	changes in the availability of crew, number of off-hire days, classification survey requirements and insurance costs for the vessels in our fleet;

•	changes in our relationships with our contract counterparties, including the failure of any of our contract counterparties to comply with their agreements with us;

•	loss of our customers, charters or vessels;

•	damage to our vessels;

•	potential liability from future litigation and incidents involving our vessels;

•	our future operating or financial results;

•	acts of terrorism, other hostilities, pandemics or other calamities (including, without limitation, the worldwide novel coronavirus outbreak of 2020);

•	changes in global and regional economic and political conditions;

•	changes in governmental rules and regulations or actions taken by regulatory authorities, particularly with respect to the dry bulk shipping industry;

•	our ability to continue as a going concern; and

•
other factors listed from time to time in registration statements, reports or other materials that we have filed with or furnished to the U.S. Securities and Exchange Commission, or the Commission, including our most recent annual report on Form 20-F, which is incorporated by reference into this prospectus.

Should one or more of the foregoing risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable laws. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Republic of the Marshall Islands and our principal executive offices are located outside the United States. Certain of our directors and officers reside outside the United States. In addition, substantially all of our assets and the assets of certain of our directors and officers are located outside the United States. As a result, it may not be possible for you to serve legal process within the United States upon us or any of these persons. It may also not be possible for you to enforce, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

Furthermore, there is substantial doubt that courts in jurisdictions outside of the U.S. (i) would enforce judgments of U.S. courts obtained in actions against us or our directors or officers based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our directors or officers based on those laws.

v

PROSPECTUS SUMMARY

This summary highlights certain information that appears elsewhere in this prospectus or in documents incorporated by reference herein, and this summary is qualified in its entirety by that more detailed information. This summary may not contain all of the information that may be important to you. We urge you to carefully read this entire prospectus and the documents incorporated by reference herein. As an investor or prospective investor, you should also review carefully the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus and in our Annual Report on Form 20-F for the year ended December 31, 2019.

Unless the context otherwise requires, as used in this prospectus, the terms “Company”, “Seanergy”, “we”, “us” and “our” refer to Seanergy Maritime Holdings Corp. and all of its subsidiaries, and “Seanergy Maritime Holdings Corp.” refers only to Seanergy Maritime Holdings Corp. and not to its subsidiaries. We use the term deadweight ton, or dwt, in describing the size of our vessels. Dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Unless otherwise indicated, all references in this prospectus to “$” or “dollars” are to U.S. dollars, and financial information presented in this prospectus is derived from the financial statements incorporated by reference in this prospectus that were prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

Overview

We are Seanergy Maritime Holdings Corp., an international shipping company specializing in the worldwide seaborne transportation of dry bulk commodities, primarily iron ore and coal. Our fleet currently consists of ten modern-design Capesize vessels. We are the only pure-play Capesize shipping company listed in the U.S. capital markets. We believe we have established a reputation in the international dry bulk shipping industry for operating and maintaining vessels with high standards of performance, reliability and safety. Our management team is comprised of executives with extensive experience operating large and diversified fleets, who have strong relationships to a growing number of international charterers.

We manage our vessels’ operations, insurances, claims and bunkering and have the general supervision of our third-party technical and commercial managers. Pursuant to technical management agreements with our vessel owning or operating subsidiaries, V.Ships, an independent third party, provides technical management for our vessels that includes general administrative and support services, such as crewing and other technical management, accounting related to vessels and provisions. Fidelity, an independent third party, provides exclusive commercial management services for all of the vessels in our fleet pursuant to a commercial management agreement with Seanergy Management Corp., or Seanergy Management, our wholly-owned ship managing subsidiary. Seanergy Management provides us with certain other management services.

Our Fleet

As of the date of this prospectus, we operate a fleet of ten Capesize vessels, with a cargo-carrying capacity of approximately 1,748,581 dwt and an average age of approximately 11 years. We are the only pure-play Capesize shipping company listed in the U.S. capital markets.

The following table lists the vessels in our fleet as of the date of this prospectus:

Vessel Name	Year Built	Dwt	Flag	Yard	Type of Employment
Fellowship	2010	179,701	MI	Daewoo	Spot
Championship(1)	2011	179,238	MI	Sungdong	T/C Index Linked(2)
Partnership	2012	179,213	MI	Hyundai	T/C Index Linked(3)
Knightship(4)	2010	178,978	LIB	Hyundai	T/C Index Linked(5)
Lordship	2010	178,838	LIB	Hyundai	T/C Index Linked(6)
Gloriuship	2004	171,314	MI	Hyundai	T/C Index Linked(7)
Leadership	2001	171,199	BA	Koyo-Imabari	Spot
Geniuship	2010	170,058	MI	Sungdong	Spot
Premiership	2010	170,024	IoM	Sungdong	T/C Index Linked(8)
Squireship	2010	170,018	LIB	Sungdong	T/C Index Linked(9)

(1)
In November 2018, we entered into a financing arrangement with Cargill International SA, or Cargill, according to which this vessel was sold and leased back on a bareboat basis from Cargill for a five-year-period. We have a purchase obligation at the end of the five-year period and we further have the option to repurchase the vessel at any time during the bareboat charter.

(2)
This vessel is being chartered by Cargill. The vessel was delivered to the charterer on November 7, 2018 for a period of employment of 60 months, with an additional period of 24 to 27 months at the charterer’s option. The net daily charter hire is calculated at an index linked rate based on the five T/C routes of the Baltic Capesize Index, or BCI TCE, plus a gross daily scrubber premium of $1,740. In addition, the time charter provides us with the option to convert the index linked rate to a fixed rate for a period of between three and 12 months priced at the then-prevailing Capesize Forward Freight Agreement rate, or FFA, for the selected period.

(3)
This vessel is being chartered by a major European utility and energy company and was delivered to the charterer on September 11, 2019, for a period of minimum 33 to maximum 37 months with an optional period of about 11 to maximum 13 months. The net daily charter hire is calculated at an index linked rate based on the BCI TCE. In addition, the time charter provides us an option for any period of time during the hire to be converted into a fixed rate time charter, between three months and 12 months, with a rate corresponding to the prevailing value of the respective Capesize FFA.

(4)
In June 2018, we entered into a financing arrangement with AVIC International Leasing Co., Ltd., or AVIC, according to which this vessel was sold and leased back on a bareboat basis from AVIC’s affiliate, Hanchen Limited, or Hanchen, for an eight-year period. We have a purchase obligation at the end of the eight-year period and we further have the option to repurchase the vessel at any time following the second anniversary of delivery under the bareboat charter.

(5)
This vessel will be chartered by ST Shipping and Transport Pte. Ltd., a fully owned subsidiary of Glencore plc, or Glencore, a leading multinational commodity trading and mining company, commencing in May 2020 for a period of minimum 36 to maximum 42 months with two optional periods of about 11 to maximum 13 months. The net daily charter hire is calculated at an index linked rate based on the BCI TCE.

(6)
This vessel is being chartered by a major European utility and energy company and was delivered to the charterer on August 4, 2019, for a period of minimum 33 to maximum 37 months with an optional period of about 11 to maximum 13 months. The net daily charter hire is calculated at an index linked rate based on the BCI TCE plus a net daily scrubber premium of $3,735. In addition, the time charter provides us an option for any period of time during the hire to be converted into a fixed rate time charter, between three months and 12 months, with a rate corresponding to the prevailing value of the respective Capesize FFA.

(7)
This vessel is being chartered by a dry bulk charter operator and was delivered to the charterer on April 23, 2020, for a period of minimum 10 to maximum 14 months, in direct continuation of the previous charter. The net daily charter hire is calculated at an index linked rate based on BCI TCE.

(8)
This vessel is being chartered by Glencore and was delivered to the charterer on November 29, 2019 for a period of minimum 36 to maximum 42 months with two optional periods of about 11 to maximum 13 months. The net daily charter hire is calculated at an index linked rate based on BCI TCE plus a gross daily scrubber premium of $2,163.

(9)
This vessel is being chartered by Glencore and was delivered to the charterer on December 19, 2019 for a period of minimum 36 to maximum 42 months with two optional periods of about 11 to maximum 13 months. The net daily charter hire is calculated at an index linked rate based on the BCI TCE plus a gross daily scrubber premium of $2,163.

Key to Flags:
BA – Bahamas, IoM – Isle of Man, LIB – Liberia, MI – Marshall Islands.

Corporate Information

We were incorporated under the laws of the Republic of the Marshall Islands on January 4, 2008, originally under the name Seanergy Merger Corp., as a wholly owned subsidiary of Seanergy Maritime Corp. We changed our name to Seanergy Maritime Holdings Corp. on July 11, 2008. Our registered address is located at Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960. Our registered agent in the Republic of the Marshall Islands is: The Trust Company of the Marshall Islands, Inc., Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960. Our principal executive office is located at 154 Vouliagmenis Avenue, 166 74 Glyfada, Athens, Greece. Our principal executive office telephone number is +30 213 0181507. Our corporate website address is www.seanergymaritime.com. The information contained on our website does not constitute part of this prospectus. The SEC maintains a website that contains reports, proxy and information statements, and other information that we file electronically at www.sec.gov.

THE OFFERING

Common shares issued and outstanding as of May 7, 2020	262,317,939 common shares.

Common shares offered by the Selling Shareholders	187,050,000 common shares. These are the shares underlying the Warrants, issued by us in private placements pursuant to the Securities Purchase Agreements.

Common shares to be outstanding immediately after this offering	449,367,939 common shares, assuming the exercise of all of the Warrants for cash and without adjustment.

Terms of the offering
The Selling Shareholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the common shares offered by this prospectus from time to time on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The common shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Use of proceeds
The Selling Shareholders will receive all of the proceeds from the sale of any ordinary shares sold by them pursuant to this prospectus. We will not receive any proceeds from the sale of the common shares by the Selling Shareholders. See “Use of Proceeds” in this prospectus.

Listing
Our common shares are listed on the Nasdaq Capital Market under the symbol “SHIP”. There is no established trading market for the Warrants and we do not intend to list the Warrants on any exchange or other trading system.

Risk factors
Investing in our securities involves a high degree of risk. See “Risk Factors” below, beginning on page 4, and in our Annual Report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference herein, to read about the risks you should consider before investing in our securities.

The number of our common shares issued and outstanding as of May 7, 2020 and after this offering as shown above excludes:

•
766,666 common shares issuable upon the exercise of outstanding Class A warrants at an exercise price of $30.00 per share, which warrants trade on the Nasdaq Capital Market under the ticker symbol “SHIPW” and expire in December 2021;

•
4,830,000 common shares issuable upon the exercise of outstanding Class B warrants at an exercise price of $1.00 per share, which warrants trade on the Nasdaq Capital Market under the ticker symbol “SHIPZ” and expire in May 2022;

•
1,823,529 common shares issuable upon the exercise of the Class B warrants issued to Jelco Delta Holding Corp., or Jelco, pursuant to a Securities Purchase Agreement dated May 9, 2019 between Jelco and the Company;

•
210,000 common shares issuable upon the exercise of a representative’s warrant issued in connection with our public offering which closed on May 13, 2019, at an exercise price of $1.00, which warrant expires in May 2022;

•
35,299,000 common shares issuable upon exercise of outstanding Class D Warrants at an exercise price of $0.12 per share, which warrants were issued in our public offering which closed on April 2, 2020, expire in April 2025 and are expected to trade on the Nasdaq Capital Market;

•
1,764,500 common shares issuable upon the exercise of a representative’s warrant issued in connection with our public offering which closed on April 2, 2020, at an exercise price per share of $0.2125, which warrant expires in March 2023; and

•
2,867,776 shares issuable upon exercise of convertible notes comprised of 281,481 common shares issuable upon exercise of a conversion option pursuant to the convertible note, dated March 12, 2015, as amended, that we issued to Jelco, 1,567,777 common shares issuable upon exercise of a conversion option pursuant to the revolving convertible note, dated September 7, 2015, as amended, that we issued to Jelco, and 1,018,518 common shares issuable upon exercise of a conversion option pursuant to the convertible note, dated September 27, 2017, as amended, that we issued to Jelco.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus, including the risks described under the heading “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference herein, and as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find Additional Information.”  The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. When we offer and sell any securities pursuant to this prospectus, we may include additional risk factors relevant to such securities in future filings.

Risks Relating to this Offering and the Ownership of our Common Shares and Warrants

The market price of our common shares has been and may in the future be subject to significant fluctuations. Further, there is no guarantee of a continuing public market to resell our common shares.

Our common shares commenced trading on the Nasdaq Global Market on October 15, 2008. Since December 21, 2012, our common shares have traded on the Nasdaq Capital Market. We cannot assure you that an active and liquid public market for our common shares will continue.

The market price of our common shares has been and may in the future be subject to significant fluctuations as a result of many factors, some of which are beyond our control. Among the factors that have in the past and could in the future affect our stock price are:

•	quarterly variations in our results of operations;

•	changes in market valuations of similar companies and stock market price and volume fluctuations generally;

•	changes in earnings estimates or the publication of research reports by analysts;

•	speculation in the press or investment community about our business or the shipping industry generally;

•	strategic actions by us or our competitors such as acquisitions or restructurings;

•	the thin trading market for our common shares, which makes it somewhat illiquid;

•	regulatory developments;

•	additions or departures of key personnel;

•	general market conditions; and

•	domestic and international economic, market and currency factors unrelated to our performance.

The stock markets in general, and the markets for dry bulk shipping and shipping stocks in particular, have experienced extreme volatility that has sometimes been unrelated to the operating performance of individual companies. These broad market fluctuations may adversely affect the trading price of our common stock.

Additionally, there is no guarantee of a continuing public market to resell our common shares. Our common shares now trade on the Nasdaq Capital Market. We cannot assure you that an active and liquid public market for our common shares will continue. On July 15, 2019, we received written notification from the NASDAQ Stock Market, indicating that because the closing bid price of our common stock for 30 consecutive business days, from May 31, 2019 to July 12, 2019, was below the minimum $1.00 per share bid price requirement for continued listing on the Nasdaq Capital Market, we were not in compliance with Nasdaq Listing Rule 5550(a)(2). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the applicable grace period to regain compliance was 180 days, or until January 13, 2020. On January 14, 2020, we received written notification from the NASDAQ Stock Market, indicating that we were granted an additional 180-day grace period, until July 13, 2020, to cure our non-compliance with Nasdaq Listing Rule 5550(a)(2). We received written notification from the NASDAQ Stock Market dated April 17, 2020, granting an extension of the grace period to cure such non-compliance from July 13, 2020 to September 25, 2020. The extension was granted as part of Nasdaq’s determination to toll the compliance periods for all public companies, not meeting the continued listing requirements, such as the bid price requirement, due to the extraordinary market conditions and unprecedented turmoil in U.S financial markets. We can cure this deficiency if the closing bid price of our common stock is $1.00 per share or higher for at least ten consecutive business days during the grace period. A reverse stock split will be considered by our board of directors if deemed necessary in order to regain compliance prior to the expiration of the grace period. During this time, our common stock will continue to be listed and trade on the Nasdaq Capital Market.

We may issue additional common shares or other equity securities without shareholder approval, which would dilute our existing shareholders’ ownership interests and may depress the market price of our common shares.

We may issue additional common shares or other equity securities of equal or senior rank in the future without shareholder approval in connection with, among other things, future vessel acquisitions, the repayment of outstanding indebtedness, and the conversion of convertible financial instruments.

Our issuance of additional common shares or other equity securities of equal or senior rank in these situations would have the following effects:

•	our existing shareholders’ proportionate ownership interest in us would decrease;

•	the proportionate amount of cash available for dividends payable on our common shares could decrease;

•	the relative voting strength of each previously outstanding common share could be diminished; and

•	the market price of our common shares could decline.

In addition, we may be obligated to issue additional common shares pursuant to the terms of outstanding warrants and convertible notes:

•
766,666 common shares issuable upon the exercise of outstanding Class A warrants at an exercise price of $30.00 per share. The warrants trade on the Nasdaq Capital Market under the ticker symbol “SHIPW” and expire in December 2021;

•
4,830,000 common shares issuable upon the exercise of outstanding Class B warrants at an exercise price of $1.00 per share. The warrants trade on the Nasdaq Capital Market under the ticker symbol “SHIPZ” and expire in May 2022;

•	1,823,529 common shares issuable upon the exercise of the Class B warrants issued to Jelco, pursuant to a Securities Purchase Agreement dated May 9, 2019 between Jelco and the Company;

•
210,000 common shares issuable upon the exercise of a representative’s warrant issued in connection with our public offering which closed on May 13, 2020, at an exercise price per share of $1.00, which warrant expires in May 2022;

•
35,299,000 common shares issuable upon exercise of outstanding Class D warrants at an exercise price of $0.12 per share (following an adjustment of the exercise price from $0.17 per share effective on April 22, 2020). The warrants were issued in our public offering which closed on April 2, 2020. The Class D warrants expire in April 2025 and are expected to trade on the Nasdaq Capital Market;

•
1,764,500 common shares issuable upon the exercise of a representative’s warrant issued in connection with our public offering which closed on April 2, 2020, at an exercise price per share of $0.2125. The warrant expires in March 2023;

•
50,000,000 common shares, registered for resale hereunder, issuable at an exercise price of $0.135 per common share upon exercise of the Warrants issued in the private placement which closed on April 14, 2020;

•
50,750,000 common shares, registered for resale hereunder, issuable at an exercise price of $0.12 per common share upon exercise of the Warrants issued in the private placement which closed on April 22, 2020;

•
42,950,000 common shares, registered for resale hereunder, issuable at an exercise price of $0.12 per common share upon exercise of the Warrants issued in the private placement which closed on May 4, 2020;

•
43,350,000 common shares, registered for resale hereunder, issuable at an exercise price of $0.12 per common share upon exercise of the Warrants issued in the private placement which closed on May 7, 2020; and

•
2,867,776 common shares shares issuable upon exercise of convertible notes, of which 281,481 common shares are issuable upon exercise of a conversion option pursuant to the convertible note, dated March 12, 2015, as amended, that we issued to Jelco, 1,567,777 common shares are issuable upon exercise of a conversion option pursuant to the revolving convertible note, dated September 7, 2015, as amended, that we issued to Jelco, and 1,018,518 common shares are issuable upon exercise of a conversion option pursuant to the convertible note, dated September 27, 2017, as amended, that we issued to Jelco.

Our issuance of additional common shares upon the exercise of such warrants and convertible notes would cause the proportionate ownership interest in us of our existing shareholders, other than the exercising warrant or note holders, to decrease; the relative voting strength of each previously outstanding common share held by our existing shareholders to decrease; and, depending on our share price when and if these warrants or notes are exercised, may result in dilution to our shareholders.

Future issuances or sales, or the potential for future issuances or sales, of our common shares may cause the trading price of our securities to decline and could impair our ability to raise capital through subsequent equity offerings.

We have issued a significant number of our common shares and may do so in the future. Shares to be issued pursuant to the exercise of our outstanding warrants, including the Warrants, could cause the market price of our common shares to decline, and could have an adverse effect on our earnings per share. In addition, future sales of our common shares or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our common shares to decline, and could materially impair our ability to raise capital through the sale of additional securities.

The market price of our common shares could decline due to sales, or the announcements of proposed sales, of a large number of common shares in the market, including sales of common shares by our large shareholders, or the perception that these sales could occur. These sales or the perception that these sales could occur could also depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate. We cannot predict the effect that future sales of common shares or other equity-related securities would have on the market price of our common shares.

Our loan agreements and other financing arrangements contain, and we expect that other future loan agreements and financing arrangements will contain, restrictive covenants that may limit our liquidity and corporate activities, which could limit our operational flexibility and have an adverse effect on our financial condition and results of operations. In addition, because of the presence of cross-default provisions in our loan agreements and financing arrangements, a default by us under one loan could lead to defaults under multiple loans.

Our loan agreements and other financial arrangements contain, and we expect that other future loan agreements and financing arrangements will contain, customary covenants and event of default clauses, financial covenants, restrictive covenants and performance requirements, which may affect operational and financial flexibility. Such restrictions could affect, and in many respects limit or prohibit, among other things, our ability to pay dividends, incur additional indebtedness, create liens, sell assets, or engage in mergers or acquisitions. These restrictions could limit our ability to plan for or react to market conditions or meet extraordinary capital needs or otherwise restrict corporate activities. There can be no assurance that such restrictions will not adversely affect our ability to finance our future operations or capital needs.

As a result of these restrictions, we may need to seek permission from our lenders and other financing counterparties in order to engage in some corporate actions. Our lenders’ and other financing counterparties’ interests may be different from ours and we may not be able to obtain their permission when needed. This may prevent us from taking actions that we believe are in our best interests, which may adversely impact our revenues, results of operations and financial condition.

A failure by us to meet our payment and other obligations, including our financial covenants and any security coverage requirements, could lead to defaults under our financing arrangements. Likewise, a decrease in vessel values or adverse market conditions could cause us to breach our financial covenants or security requirements (the market values of dry bulk vessels have generally experienced high volatility). In the event of a default that we cannot remedy, our lenders and other financing counterparties could then accelerate their indebtedness and foreclose on the respective vessels in our fleet. The loss of any of our vessels could have a material adverse effect on our business, results of operations and financial condition.

Because of the presence of cross-default provisions in our loan agreements, a default by us under a loan and the refusal of any one lender to grant or extend a waiver could result in the acceleration of our indebtedness under our other loans. A cross-default provision means that if we default on one loan, we would then default on our other loans containing a cross-default provision.

In the recent past, we obtained waivers and deferrals of most major financial covenants under our loan facilities with our lenders until the second quarter of 2019. Between March and August 2019, we entered into supplemental agreements with certain of our lenders to amend the applicable thresholds of certain financial covenants of our credit facilities until the later of maturity or June 2020. As of the date of our annual report on Form 20-F for the fiscal year ended December 31, 2019, which is incorporated by reference herein, we were in breach of the security cover ratio covenant under our loan facility with Hamburg Commercial Bank AG, which breach has now been remedied. Furthermore, in March 2020, we entered into agreements with one of our lenders to, inter alia, extend the maturities and cancel certain of our corporate covenants under the credit facilities entered into in March 2015 and in November 2015. The Company is currently in discussions with two of its lenders regarding debt facilities with final balloon installments falling due within 2020. However, there can be no assurance that we will obtain similar waivers and deferrals from our lenders in the future, if needed, as we have obtained in the past. We are currently in compliance with all applicable financial covenants under our existing loan facilities. For more information regarding our current loan facilities, please see “Item 5. Operating and Financial Review and Prospects – B. Liquidity and Capital Resources – Loan Arrangements” in our annual report on Form 20-F for the fiscal year ended December 31, 2019, which is incorporated by reference herein.

The novel coronavirus global pandemic, or other epidemics, could decrease the demand and supply for the raw materials we transport and the rates that we are paid to carry them and could adversely affect our business, results of operations, or financial condition.

The World Health Organization has declared the outbreak of a novel coronavirus first identified in China and its subsequent spread around the world (COVID-19) a global pandemic. The measures taken by governments worldwide in response to the outbreak, which included numerous factory closures and restrictions on travel, as well as labor shortages resulting from the outbreak, are expected to slow down production of goods worldwide and decrease the amount of goods exported and imported worldwide. Some experts fear that the economic consequences of the novel coronavirus could cause a recession that outlives the pandemic. In addition, potential increase in COVID-19 cases in areas that constitute the main iron ore and coal exporters, could result in lower demand for our services, leading to lower revenues, cash flow and profitability.

Besides reducing demand for cargo, the novel coronavirus pandemic may functionally reduce the amount of cargo that we and our competitors are able to move because countries worldwide have imposed quarantine checks and hygiene measures on arriving vessels and implementation of remote working arrangements, which have caused delays in loading and delivery of cargoes. It is also possible that our charterers may try to invoke force majeure clauses as a result of such delays or other disruptions. Delays have also been reported at Chinese shipyards for newbuildings, drydocks and other works, in vessel inspections and related certifications by class societies, customers or government agencies, as well as delays and shortages or a lack of access to required spare parts and lack of berths or shortages in labor, which may in turn delay any repairs to, scheduled or unscheduled maintenance or modifications, or drydocking of, our vessels.

Companies have also taken precautions, such as requiring employees to work remotely, imposing travel restrictions and temporarily closing businesses. These restrictions, and future prevention and mitigation measures, are likely to have an adverse impact on global economic conditions, which could materially and adversely affect our future operations. Potential health impact on our employees and on the workforces of our customers and business partners may also bring disruptions to our operations while additional costs related to new regulations, directives or practices implemented in response to the pandemic may adversely affect our business.

In addition, public health threats such as COVID-19, in any area, including areas where we do not operate, could disrupt international transportation. Our crews generally work on a rotation basis, relying exclusively on international air transport for crew changes plan fulfillment. Any such disruptions could impact the cost of rotating our crew, and possibly impact our ability to maintain a full crew synthesis onboard all our vessels at any given time. Any of these public health threats and related consequences could adversely affect our financial results.

Although it is too early to assess the full impact of the recent novel coronavirus pandemic on global markets, and particularly on the shipping industry, the pandemic is expected to add further pressure to shipping freight rates. Further depressed rates could have a material adverse impact on our business, financial condition, results of operations, and cash flows. Effects of the current pandemic may also in the future result in reduced access to capital, including the ability to refinance any existing obligations, as a result of any credit tightening generally or due to continued declines in global financial markets, including to the prices of publicly-traded securities of us, our peers and of listed companies generally. We note that future impacts cannot be reasonably estimated at this time, may take some time to materialize and may not be fully reflected in the results for the year ending December 31, 2020.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common shares by the Selling Shareholders.

The Selling Shareholders will receive all of the net proceeds from the sale of any common shares offered by them under this prospectus. See “Selling Shareholders”. The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage, accounting, tax, legal services or any other expenses incurred by the Selling Shareholders in disposing of these common shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the common shares covered by this prospectus.

PLAN OF DISTRIBUTION

We are registering the shares offered by this prospectus on behalf of the Selling Shareholders. The Selling Shareholders, which, as used herein, includes donees, pledgees, transferees, or other successors-in-interest selling common shares or interests in common shares received after the date of this prospectus from the Selling Shareholders as a gift, pledge, partnership distribution, or other non-sale related transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of their common shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the common shares owned by such shareholder and, if he defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell the common shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee, or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders may use any one or more of the following methods when disposing of their shares:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
• block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
• an exchange distribution in accordance with the rules of the applicable exchange;
• privately negotiated transactions;
• short sales effected after the effective date of the registration statement of which this prospectus forms a part;
• through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
• broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;
  • a combination of any such methods of sale; and
 • any other method permitted pursuant to applicable law.

In connection with the sale of common shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The Selling Shareholders may also sell common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended to reflect such transaction).

If the common shares are sold through broker dealers, the Selling Shareholders will be responsible for discounts or commissions or agent’s commissions. The aggregate proceeds to the Selling Shareholders from the sale of the common shares offered by them will be the purchase price of the common shares less discounts or commissions, if any. The Selling Shareholders reserve the right to accept and, together with their respective agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Shareholders and any underwriters, broker-dealers, or agents that participate in the sale of our common shares or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. If a Selling Shareholder is deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, he will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus (as it may be amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

To the extent required, the common shares to be sold, the respective purchase prices and public offering prices, the names of any agents, dealers, or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth, if appropriate, in a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The Selling Shareholders and any other person participating in a distribution of the common shares covered by this prospectus will be subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of any of the common shares by the Selling Shareholders and any other such person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares.

PRIVATE PLACEMENT TRANSACTIONS

On April 14, 2020, we issued 50,000,000 of our common shares in a registered direct offering concurrently with a private placement of 50,000,000 Warrants, each exercisable to purchase one common share for an exercise price of $0.135, for a purchase price of $0.135 per common share and Warrant. On April 22, 2020, we issued 50,750,000 of our common shares in a registered direct offering concurrently with a private placement of 50,750,000 Warrants, each exercisable to purchase one common share for an exercise price of $0.12, for a purchase price of $0.12 per common share and Warrant.  On May 4, 2020, we issued 42,950,000 of our common shares in a registered direct offering concurrently with a private placement of 42,950,000 Warrants, each exercisable to purchase one common share for an exercise price of $0.12, for a purchase price of $0.12 per common share and Warrant.  On May 7, 2020, we issued 43,350,000 of our common shares in a registered direct offering concurrently with a private placement of 43,350,000 Warrants, each exercisable to purchase one common share for an exercise price of $0.12, for a purchase price of $0.12 per common share and Warrant.  These four private placement transactions, or the Private Placement Transactions, were conducted pursuant to the Securities Purchase Agreements.

The Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus and were sold pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, the holders of the Warrants may only sell common shares issued upon exercise of the Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Exercisability. The Warrants are exercisable for a period of five years commencing on the date of issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice with payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the resale of the common shares underlying the Warrants under the Securities Act is not effective or available at any time after the six month anniversary of the date of issuance of the Warrants, the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage of beneficial ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage, but not in excess of 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares and also upon any distributions of assets, including cash, stock or other property to our stockholders. The exercise price may also be reduced to any amount and for any period of time deemed appropriate at the sole discretion of our board of directors.

Exchange Listing. There is no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Warrants with the same effect as if such successor entity had been named in the Warrants itself. If holders of our common shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrants following such fundamental transaction. In addition, the successor entity, at the request of Warrant holders, will be obligated to purchase any unexercised portion of the Warrants in accordance with the terms of such Warrants.

Rights as a Shareholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our common shares, the holder of Warrants will not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the Warrants.

Resale/Registration Rights. Pursuant to the Securities Purchase Agreements, we are required to file a registration statement providing for the resale of the common shares issued and issuable upon the exercise of the Warrants. Subject to certain exceptions, we are required to use commercially reasonable efforts to cause such registration to become effective and to keep such registration statement effective at all times until no investor owns any Warrants or common shares issuable upon exercise thereof.

SELLING SHAREHOLDERS

This prospectus relates to up to 187,050,000 common shares that the Selling Shareholders may sell in one or more offerings upon exercise of some or all of the Warrants that the Selling Shareholders have purchased from us in the Private Placement Transactions.

Prior to the closing of the Private Placement Transactions, the Company had 67,689,939 common shares issued and outstanding.  We issued the Warrants, exercisable to purchase an aggregate of 187,050,000 common shares, on April 14, 2020, April 22, 2020, May 4, 2020 and May 7, 2020, the closing dates of the Private Placement Transactions.  In addition, as part of the registered direct offerings conducted concurrently with the Private Placement Transactions, we issued and sold 187,050,000 common shares to the Selling Shareholders.  See “Private Placement Transactions”.

The registration of these common shares does not mean that the Selling Shareholders will sell or otherwise dispose of all or any of those securities. The Selling Shareholders may sell or otherwise dispose of all, a portion or none of such common shares from time to time. We do not know the number of common shares, if any, that will be offered for sale or other disposition by any of the Selling Shareholders under this prospectus.  The Selling Shareholders identified below may currently hold or acquire our common shares or warrants to purchase our common shares in addition to the Warrants or the common shares registered hereby. In addition, the Selling Shareholders identified below may sell, transfer, assign or otherwise dispose of some or all of the common shares covered hereby in private placement transactions exempt from or not subject to the registration requirements of the Securities Act.

To our knowledge, the Selling Shareholders do not have nor have had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than their ownership of our common shares.

The following table sets forth certain information with respect to each Selling Shareholder, including (i) the common shares beneficially owned by the Selling Shareholder prior to this offering (excluding the common shares underlying the Warrants), (ii) the number of common shares underlying the Warrants and being offered by the Selling Shareholder pursuant to this prospectus and (iii) the Selling Shareholder’s beneficial ownership after completion of this offering, assuming that all of the common shares covered hereby (but none of the other common shares, if any, held by the Selling Shareholders) are sold.

We have prepared the following table based on information supplied to us by the Selling Shareholders on or prior to May 7, 2020, and we have not sought to verify such information. Ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC regarding beneficial ownership and include voting or investment power with respect to common shares. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of common shares beneficially owned by a Selling Shareholder and the percentage ownership of that Selling Shareholder, common shares underlying warrants held by that selling stockholder that are exercisable as of May 7, 2020, or exercisable within 60 days after May 7, 2020, are deemed outstanding. Such common shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The calculation of percentage of beneficial ownership is based on 262,317,939 common shares issued and outstanding as of May 7, 2020. The number of common shares owned prior to this offering and the number of common shares owned following this offering in the table below do not give effect to the beneficial ownership blockers contained in the Warrants and other warrants held by the Selling Shareholders, but the percentages in the table below do give effect to such beneficial ownership blockers.

Selling Shareholder	Total Number of Common Shares Owned Prior to This Offering(1)	Total Number of Common Shares Underlying the Warrants and Offered Hereby	Percentage of Outstanding Common Shares Owned Prior to This Offering(2)	Maximum Number of Common Shares Which May Be Sold in This Offering	Number of Common Shares Owned Following This Offering	Percentage of Outstanding Common Shares Owned Following This Offering
Empery Asset Master Ltd(3)	12,724,685	17,337,949	4.99%	17,337,949	12,724,685	2.75%
Empery Tax Efficient, LP. (4)	2,087,486	6,143,883	3.04%	6,143,883	2,087,486	0.46%
Empery Tax Efficient III, LP(5)	1,676,509	20,268,668	4.99%	20,268,668	1,676,509	0.37%
Hudson Bay Master Fund Ltd(6)	5,394,000	43,474,000	9.99%	43,474,000	5,394,000	1.19%
Intracoastal Capital LLC(7)	4,250,533	28,037,500	9.99%	28,037,500	4,250,533	0.03%
L1 Capital Global Opportunities Master Fund(8)	4,300,000	28,037,500	9.99%	28,037,500	4,300,000	0.94%
Sabby Volatility Warrant Master Fund Ltd (9)	8,826,714	43,750,500	4.99%	43,750,500	8,826,714	1.93%

(1)	Excludes common shares underlying the Warrants and offered hereby.

(2)
The terms of the Warrants held by the Selling Shareholders include a blocker provision that restricts exercise to the extent the securities beneficially owned by the selling stockholder and its affiliates would represent beneficial ownership in excess of 4.99% (or, in the case of Hudson Bay Master Fund Ltd, Intracoastal Capital LLC and L1 Capital Global Opportunities Master Fund, 9.99%) of our common shares outstanding immediately after giving effect to such exercise, subject to the holder’s option upon notice to us to increase or decrease this beneficial ownership limitation; provided that any increase of such beneficial limitation percentage shall only be effective upon 61 days’ prior notice to us and such increased beneficial ownership percentage shall not exceed 9.99% of our common shares.

(3)
Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd, or EAM, has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The number of common shares owned prior to this offering by the Selling Shareholder and the number of common shares owned following this offering by the Selling Shareholder each include 5,887,531 Common Shares issuable upon exercise of other warrants held by the Selling Shareholder, which warrants contain a 4.99% beneficial ownership blocker substantially similar to those described in footnote (2) above.

(4)
Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP, or ETE, has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.  The number of common shares owned prior to this offering by the Selling Shareholder and the number of common shares owned following this offering by the Selling Shareholder each include 476,149 Common Shares issuable upon exercise of other warrants held by the Selling Shareholder, which warrants contain a 4.99% beneficial ownership blocker substantially similar to those described in footnote (2) above.

(5)
Empery Asset Management LP, the authorized agent of Empery Tax Efficient III, LP, or ETE III, has discretionary authority to vote and dispose of the shares held by ETE III and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE III. ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(6)
Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

(7)
Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal.

(8)
David Feldman has voting and dispositive power over the securities owned by L1 Capital Global Opportunities Master Fund. The address of L1 Capital Global Opportunities Master Fund is 161A Shedden Road, 1 Artillery Court, PO Box 10085, Grand Cayman KY1-1001, Cayman Islands.

(9)
Sabby Management, LLC serves as the investment manager of Sabby Volatility Warrant Master Fund, Ltd. Hal Mintz is the manager of Sabby Management, LLC and has voting and investment control of the securities held by Sabby Volatility Warrant Master Fund, Ltd. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities beneficially owned by Sabby Volatility Warrant Master Fund, Ltd., except to the extent of their respective pecuniary interest therein. The address of Sabby Volatility Warrant Master Fund, Ltd. is c/o Sabby Mgt. LLC, 10 Mountainview Rd., Suite 205, Upper Saddle River, NJ 07458.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2019:

•	on an actual basis;

•
on an as adjusted basis, to give effect to events that have occurred between January 1, 2020 and May 7, 2020: (a) $6.3 million of installments paid under our secured long-term debt, other financial liabilities and due to related parties since December 31, 2019, (b) the issuance of 2,500,000 restricted shares of common stock pursuant to our equity incentive plan, (c) the forfeiture of 111 common shares under our equity incentive plan,(d) the sale of 35,290,000 units related to the public offering which closed on April 2, 2020 at a price of $0.17 per unit, in exchange for gross proceeds of $6.0 million, or net proceeds of $5.2 million after deducting an amount of $0.8 million concerning underwriting expenses, commissions related to the offering and other fees, each unit consisting of one common share and one Class D warrant to purchase one common share, (e) the sale of 3,000,000 common shares and 5,293,500 Class D Warrants, in exchange for gross proceeds and net proceeds of $0.5 million, under the partial exercise of the over-allotment option granted to the representative of the underwriters pursuant to the public offering which closed on April 2, 2020, (f) the sale of 50,000,000 common shares related to the registered direct offering which closed on April 14, 2020 at a price of $0.135 per share, in exchange for gross proceeds of $6.8 million, or net proceeds of $6.1 million after deducting an amount of $0.7 million concerning Placement Agent’s fees related to the offering and other fees, (g) the sale of 2,293,500 common shares, in exchange for gross proceeds of $0.4 million, or net proceeds of $0.3 million, under the exercise of the remaining over-allotment option granted to the representative of the underwriters pursuant to the public offering which closed on April 2, 2020, (h) the sale of 50,750,000 common shares related to the registered direct offering which closed on April 22, 2020 at a price of $0.12 per share, in exchange for gross proceeds of $6.1 million, or net proceeds of $5.5 million after deducting an amount of $0.6 million concerning Placement Agent’s fees related to the offering and other fees, (i) the issuance of 5,284,500 common shares following the exercise of 5,284,500 Class D Warrants for gross and net proceeds of $0.6 million, (j) the sale of 42,950,000 common shares related to the registered direct offering which closed on May 4, 2020 at a price of $0.12 per share, in exchange for gross proceeds of $5.2 million, or net proceeds of $4.7 million after deducting an amount of $0.5 million concerning Placement Agent’s fees related to the offering and other fees and (k) the sale of 43,350,000 common shares related to the registered direct offering which closed on May 7, 2020 at a price of $0.12 per share, in exchange for gross proceeds of $5.2 million, or net proceeds of $4.7 million after deducting an amount of $0.5 million concerning Placement Agent’s fees related to the offering and other fees; and

•
on an as further adjusted basis, to give effect to (a) 50,000,000 common shares issuable upon exercise of the warrants issued in the private placement which closed on April 14, 2020 at an exercise price of $0.135 per share, in exchange for gross and net proceeds of $6.8 million, (b) 50,750,000 common shares issuable upon exercise of the warrants issued in the private placement which closed on April 22, 2020 at an exercise price of $0.12 per share, in exchange for gross and net proceeds of $6.1 million, (c) 42,950,000 common shares issuable upon exercise of the warrants issued in the private placement which closed on May 4, 2020 at an exercise price of $0.12 per share, in exchange for gross and net proceeds of $5.2 million and (d) 43,350,000 common shares issuable upon exercise of the warrants issued in the private placement which closed on May 7, 2020 at an exercise price of $0.12 per share, in exchange for gross and net proceeds of $5.2 million.

There have been no significant adjustments to our capitalization since December 31, 2019, other than the adjustments described above. The historical data in the table is derived from, and should be read in conjunction with, our historical financial statements included in this prospectus. You should also read this table in conjunction with the information in the section entitled “Item 5. Operating and Financial Review and Prospects” included in our audited consolidated financial statements for the year ended December 31, 2019 in our Report on Form 20-F, filed with the Commission on March 5, 2020 and is incorporated by reference herein.

(All figures in thousands of U.S. dollars, except for share amounts)	Actual (audited)	As Adjusted (unaudited)*	As Further Adjusted (unaudited)*
Debt:
Secured long-term debt, other financial liabilities and due to related parties, net of deferred finance costs (net of deferred finance costs of $2,556)	$207,303	$201,018	$201,018
Convertible notes (net of deferred finance costs of $229)	14,608	14,608	14,608
Total debt	$221,911	$215,626	$215,626

Shareholders’ equity:
Preferred stock, $0.0001 par value; 25,000,000 shares authorized; none issued	—	—	—
Common shares, $0.0001 par value; 500,000,000 authorized shares as at December 31, 2019; 26,900,050 shares issued and outstanding as at December 31, 2019; 262,317,939 shares issued and outstanding as adjusted; 449,367,939 shares issuable as further adjusted.	$3	$26	$45
Additional paid-in capital (excluding shareholder’s convertible notes)	370,742	398,459	421,636
Additional paid-in capital - Shareholder’s convertible notes	35,354	35,354	35,354
Accumulated deficit - Shareholder’s convertible notes accumulated amortization	(11,476)	(11,476)	(11,476)
Accumulated deficit (excluding shareholder’s convertible notes accumulated amortization)	(364,765)	(364,765)	(364,765)
Total Shareholders’ equity	29,858	57,598	80,794
Total capitalization	$251,769	$273,224	$296,420

*	The As Adjusted and the As Further Adjusted Additional paid-in capital and the Accumulated deficit do not include the incentive plan charge from January 1, 2020 to May 7, 2020.

DESCRIPTION OF CAPITAL STOCK

For the complete terms of our capital stock, please refer to our restated articles of incorporation and our second amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part. The BCA of the Republic of the Marshall Islands may also affect the terms of our capital stock.

For purposes of the following description of capital stock, references to “us”, “we” and “our” refer only to Seanergy Maritime Holdings Corp. and not any of its subsidiaries.

Purpose

Our purpose, as stated in our restated articles of incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the BCA. Our restated articles of incorporation and bylaws do not impose any limitations on the ownership rights of our shareholders.

Authorized Capitalization

Our authorized capital stock consists of 500,000,000 registered common shares, par value $0.0001 per share, of which 262,317,939 shares were issued and outstanding as of May 7, 2020, and 25,000,000 registered preferred shares with par value of $0.0001, of which no shares are issued and outstanding. Our board of directors has the authority to establish such series of preferred shares and with such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions as shall be stated in the resolution or resolutions providing for the issue of such preferred shares.

Share History

We were incorporated under the laws of the Republic of the Marshall Islands on January 4, 2008, originally under the name Seanergy Merger Corp., as a wholly-owned subsidiary of Seanergy Maritime Corp. We changed our name to Seanergy Maritime Holdings Corp. on July 11, 2008. Seanergy Maritime Corp.’s common shares were originally listed on the American Stock Exchange. On October 15, 2008, Seanergy Maritime Corp.’s common shares commenced trading on the Nasdaq Global Market. Following the dissolution of Seanergy Maritime Corp., our common shares started trading on the Nasdaq Global Market on January 28, 2009. Effective December 21, 2012, we transferred our stock listing to the Nasdaq Capital Market. The following information gives effect to a one-for-fifteen reverse stock split of our common shares that became effective on March 20, 2019.

On February 1, 2018, we issued an aggregate of 84,000 of our common shares to certain of our directors, officers and employees pursuant to the Equity Incentive Plan adopted by our board of directors on January 12, 2011, as further amended and restated to the date hereon, or the Plan.

On November 7, 2018, we issued an aggregate of 120,000 of our common shares to Cargill in connection with the lease financing transaction for the Championship.

On January 10, 2019, we issued an aggregate of 144,000 of our common shares to certain of our directors, officers and employees pursuant to the Plan.

On May 13, 2019, we sold 4,200,000 units at a price of $3.40 per unit in a public offering. Each unit consisted of one common share (or one pre-funded warrant in lieu of one common share in the unit), one Class B Warrant to purchase one common share and one Class C Warrant to purchase one common share. In connection with the sale of the securities, we issued one Representative Warrant to the underwriters to purchase 210,000 common shares. In connection with the offering, the underwriters exercised their overallotment option with regard to 630,000 Class B Warrants and 630,000 Class C Warrants.

Concurrently with the public offering on May 13, 2019, we sold 1,823,529 units in a private placement to Jelco in exchange for, inter alia, the forgiveness of certain payment obligations of ours, including all interest payments accrued and due through December 31, 2019, pursuant to a Securities Purchase Agreement entered into with Jelco on May 9, 2019. In connection with the private placement, 1,823,529 common shares were issued to Jelco on May 13, 2019 and pursuant to the alternate cashless exercise of Jelco’s Class C Warrants further 4,996,469 common shares were issued to Jelco on June 17, 2019. As of the date of this prospectus, the 1,823,529 Class B Warrants issued to Jelco remain outstanding. All Class C Warrants issued to Jelco were exercised on June 14, 2019.

On February 24, 2020, we issued an aggregate of 2,500,000 of our common shares to certain of our directors, officers and employees pursuant to the Plan.

On April 2, 2020, we completed a public offering of 35,290,000 units, each unit consisting of (i) one common share, par value $0.0001 per share or a pre-funded warrant to purchase one common share at an exercise price equal to $0.01 per Common Share, and (ii) one Class D Warrant to purchase one common share, for $0.17 per unit (or $0.16 per unit including a pre-funded warrant). On the same date, the underwriters also exercised an over-allotment option granted in connection with the offering, and purchased an additional 3,000,000 common shares and 5,293,500 Class D Warrants. On April 22, 2020, we lowered the exercise price of the Class D Warrants to $0.12 per share.

On April 14, 2020, the underwriters fully exercised the overallotment option granted in connection with the public offering which was completed on April 2, 2020 and purchased an additional 2,293,500 common shares.

On April 14, 2020, we issued 50,000,000 of our common shares in a registered direct offering concurrently with the private placement of 50,000,000 of the Warrants for a purchase price of $0.135 per common share and Warrant.

On April 22, 2020, we issued 50,750,000 of our common shares in a registered direct offering concurrently with the private placement of 50,750,000 of the Warrants for a purchase price of $0.12 per common share and Warrant.

On May 4, 2020, we issued 42,950,000 of our common shares in a registered direct offering concurrently with the private placement of 42,950,000 of the Warrants for a purchase price of $0.12 per common share and Warrant.

On May 7, 2020, we issued 43,350,000 of our common shares in a registered direct offering concurrently with the private placement of 43,350,000 of the Warrants for a purchase price of $0.12 per common share and Warrant.

Between April 22, 2020 and May 7, 2020 (inclusive), we issued 5,284,500 of our common shares pursuant to exercises of outstanding Class D Warrants.

Our Restated Articles of Incorporation and Second Amended and Restated Bylaws

Under our second amended and restated bylaws, annual shareholder meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside of the Marshall Islands. Special meetings of the shareholders, unless otherwise prescribed by law, may be called for any purpose or purposes at any time exclusively by the board of directors. Notice of every annual and special meeting of shareholders shall be given at least 15 but not more than 60 days before such meeting to each shareholder of record entitled to vote thereat.

Directors

Our directors are elected by the affirmative vote of a plurality of the votes cast at a meeting of the shareholders by the holders of shares entitled to vote in the election. Our restated articles of incorporation and second amended and restated bylaws prohibit cumulative voting in the election of directors.

The board of directors must consist of at least one member and not more than thirteen. Each director shall be elected to serve until the third succeeding annual meeting of shareholders and until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal, or the earlier termination of his term of office. The board of directors has the authority to fix the amounts which shall be payable to the members of our board of directors, and to members of any committee, for attendance at any meeting or for services rendered to us.

Classified Board

Our restated articles of incorporation provide for the division of our board of directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three-year terms. Approximately one-third of our board of directors will be elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of our company. It could also delay shareholders who do not agree with the policies of the board of directors from removing a majority of the board of directors for two years.

Election and Removal

Our restated articles of incorporation and second amended and restated bylaws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our second amended and restated bylaws provide that our directors may be removed only for cause and only upon the affirmative vote of the majority of the outstanding shares of our capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Dissenters’ Rights of Appraisal and Payment

Under the BCA, our shareholders generally have the right to dissent from the sale of all or substantially all of our assets not made in the usual course of our business and receive payment of the fair value of their shares. However, the right of a dissenting shareholder to receive payment of the appraised fair value of his shares is not available under the BCA for the shares of any class or series of stock, which shares at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of the shareholders to act upon the agreement of merger or consolidation, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders. In the event of any further amendment of our articles of incorporation, a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment.

Shareholders’ Derivative Actions

Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of common shares both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

Anti-takeover Provisions of our Charter Documents

Several provisions of our restated articles of incorporation and second amended and restated bylaws may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise, that a shareholder may consider in its best interest and (2) the removal of incumbent officers and directors.

Limited Actions by Shareholders

Our restated articles of incorporation and second amended and restated bylaws provide that any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders.

Our restated articles of incorporation and second amended and restated bylaws provide that only our board of directors may call special meetings of our shareholders and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a shareholder may be prevented from calling a special meeting for shareholder consideration of a proposal over the opposition of our board of directors and shareholder consideration of a proposal may be delayed until the next annual meeting.

Blank Check Preferred Stock

Under the terms of our restated articles of incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 25,000,000 shares of blank check preferred stock. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.

Transfer Agent

The registrar and transfer agent for our common shares and warrants is Continental Stock Transfer & Trust Company.

Listing

Our common shares, Class A Warrants and Class B Warrants trade on the Nasdaq Capital Market under the symbols “SHIP”, “SHIPW”, and “SHIPZ”, respectively. We have applied for the listing of our Class D Warrants on the Nasdaq Capital Market.

CERTAIN MARSHALL ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our restated articles of incorporation, second amended and restated bylaws and the BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States, including Delaware. While the BCA also provides that it is to be interpreted according to the laws of the State of Delaware and other states with substantially similar legislative provisions, there have been few, if any, court cases interpreting the BCA in the Marshall Islands, and we cannot predict whether Marshall Islands courts would reach the same conclusions as Delaware or other courts in the United States. Accordingly, you may have more difficulty in protecting your interests under Marshall Islands law in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction that has developed a substantial body of case law. Furthermore, the Marshall Islands lacks a bankruptcy statute, and in the event of any bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding involving the Company, the bankruptcy laws of the United States or of another country having jurisdiction over the Company would apply. The following table provides a comparison between certain statutory provisions of the BCA and the Delaware General Corporation Law relating to shareholders’ rights.

Marshall Islands	Delaware
Shareholder Meetings
Held at a time and place as designated in the bylaws.	May be held at such time or place as designated in the certificate of incorporation or the bylaws, or if not so designated, as determined by the board of directors.
Special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the articles of incorporation or by the bylaws.	Special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.
May be held in or outside of the Marshall Islands.	May be held in or outside of Delaware.
Notice:	Notice:
Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, unless it is an annual meeting, indicate that it is being issued by or at the direction of the person calling the meeting.

Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

A copy of the notice of any meeting shall be given personally or sent by mail not less than 15 nor more than 60 days before the meeting.	Written notice shall be given not less than 10 nor more than 60 days before the meeting.

Shareholders’ Voting Rights

Any action required to be taken by a meeting of shareholders may be taken without a meeting if consent is in writing and is signed by all the shareholders entitled to vote with respect to the subject matter thereof.

Any action required to be taken by a meeting of shareholders may be taken without a meeting if a consent for such action is in writing and is signed by shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Any person authorized to vote may authorize another person or persons to act for him by proxy.	Any person authorized to vote may authorize another person or persons to act for him by proxy.

Marshall Islands	Delaware
Unless otherwise provided in the articles of incorporation or the bylaws, a majority of shares entitled to vote constitutes a quorum. In no event shall a quorum consist of fewer than one-third of the common shares entitled to vote at a meeting.

For stock corporations, the certificate of incorporation or bylaws may specify the number of shares required to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.	When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.
The articles of incorporation may provide for cumulative voting in the election of directors.	The certificate of incorporation may provide for cumulative voting in the election of directors.
Removal:	Removal:
If the articles of incorporation or the bylaws so provide, any or all of the directors may be removed without cause by vote of the shareholders.

Any or all of the directors may be removed for cause by vote of the shareholders.

Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote except: (1) unless the certificate of incorporation otherwise provides, in the case of a corporation whose board is classified, shareholders may effect such removal only for cause, or (2) if the corporation has cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there be classes of directors, at an election of the class of directors of which such director is a part.

Directors

Number of board members can be changed by an amendment to the bylaws, by the shareholders, or by action of the board under the specific provisions of a bylaw.
Number of board members shall be fixed by, or in a manner provided by, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment to the certificate of incorporation.

The board of directors must consist of at least one member.	The board of directors must consist of at least one member.
If the board of directors is authorized to change the number of directors, it can only do so by a majority of the entire board of directors and so long as no decrease in the number shortens the term of any incumbent director.

Marshall Islands	Delaware
Dissenter’s Rights of Appraisal
Shareholders have a right to dissent from any plan of merger, consolidation or sale of all or substantially all assets not made in the usual course of business, and receive payment of the fair value of their shares. However, the right of a dissenting shareholder under the BCA to receive payment of the appraised fair value of his shares is not available for the shares of any class or series of stock, which shares at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of the shareholders to act upon the agreement of merger or consolidation, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders.

Appraisal rights shall be available for the shares of any class or series of stock of a corporation in a merger or consolidation, subject to limited exceptions, such as a merger or consolidation of corporations listed on a national securities exchange in which listed shares are the offered consideration or if such shares are held of record by more than 2,000 holders.

A holder of any adversely affected shares who does not vote on or consent in writing to an amendment to the articles of incorporation has the right to dissent and to receive payment for such shares if the amendment:

Alters or abolishes any preferential right of any outstanding shares having preference; or
Creates, alters or abolishes any provision or right in respect to the redemption of any outstanding shares.
Alters or abolishes any preemptive right of such holder to acquire shares or other securities; or
Excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class.

Shareholders’ Derivative Actions

An action may be brought in the right of a corporation to procure a judgment in its favor, by a holder of shares or of voting trust certificates or of a beneficial interest in such shares or certificates. It shall be made to appear that the plaintiff is such a holder at the time the action is brought and that he was such a holder at the time of the transaction of which he complains, or that his shares or his interest therein devolved upon him by operation of law.

In any derivative suit instituted by a shareholder or a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

A complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such action by the board of directors or the reasons for not making such effort. Such action shall not be discontinued, compromised or settled without the approval of the High Court of the Republic of The Marshall Islands.

Attorneys’ fees may be awarded if the action is successful.
A corporation may require a plaintiff bringing a derivative suit to give security for reasonable expenses if the plaintiff owns less than 5% of any class of stock and the common shares have a value of less than $50,000.

EXPENSES

We estimate the expenses in connection with the issuance and distribution of the common shares being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

Commission registration fee		$3,142
Financial Industry Regulatory Authority Filing fee	$	*
Printing expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous fees and expenses	$	*
Total	$	*

* To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into this registration statement.

LEGAL MATTERS

The validity of the securities offered by this prospectus and certain other legal matters relating to United States and Marshall Islands law are being passed upon for us by Watson Farley & Williams LLP, New York, New York.

EXPERTS

The consolidated financial statements of Seanergy Maritime Holdings Corp. appearing in Seanergy Maritime Holdings Corp.’s Annual Report (Form 20-F) for the year ended December 31, 2019 (including schedule appearing therein), have been audited by Ernst & Young (Hellas) Certified Auditors-Accountants S.A., independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 3 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors-Accountants S.A. is located at Chimarras 8B, 15125, Maroussi, Athens, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified Auditors-Accountants, or SOEL, Greece with registration number 107.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form F-3 under the Securities Act, with respect to the common shares offered hereby. For the purposes of this section, the term registration statement on Form F-3 means the original registration statement on Form F-3 and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus does not contain all of the information set forth in the registration statement on Form F-3 we filed. Each statement made in this prospectus concerning a document filed as an exhibit to the registration statement on Form F-3 is qualified by reference to that exhibit for a complete statement of its provisions. The registration statement on Form F-3, including its exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1 (800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. 20549. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

Information Provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. GAAP. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of Nasdaq, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer”, our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

DOCUMENTS INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we file with, and furnish to it, which means that we can disclose important information to you by referring you to those filed or furnished documents. The information incorporated by reference is considered to be a part of this prospectus. However, statements contained in this prospectus or in documents that we file with or furnish to the Commission and that are incorporated by reference into this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed or furnished documents or reports that have been incorporated by reference into this prospectus, to the extent the new information differs from or is inconsistent with the old information. We hereby incorporate by reference the documents listed below:

•	our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the Commission on March 5, 2020;

•	our Report on Form 6-K furnished to the Commission on March 5, 2020;

•	our Report on Form 6-K furnished to the Commission on April 3, 2020;

•	our Reports on Form 6-K furnished to the Commission on April 14, 2020;

•	our Report on Form 6-K furnished to the Commission on April 21, 2020;

•	our Report on Form 6-K furnished to the Commission on April 24, 2020;

•	our Report on Form 6-K furnished to the Commission on April 30, 2020;

•	our Report on Form 6-K furnished to the Commission on May 1, 2020; and

•	our Report on Form 6-K furnished to the Commission on May 6, 2020.

We are also incorporating by reference any documents that we file with the Commission after the date of the filing of the initial registration statement of which the prospectus forms a part and prior to the effectiveness of that registration statement, and all subsequent annual reports on Form 20-F that we file with the Commission and certain current reports on Form 6-K that we file with or furnish to the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of this prospectus until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus. You may obtain a copy of these documents by writing to or telephoning us at the following address: Attn: General Counsel, Seanergy Maritime Holdings Corp., 154 Vouliagmenis Avenue, 166 74 Glyfada, Athens, Greece, Tel: +30 2130181507. Alternatively, copies of these documents are available via our website (http://www.seanergymaritime.com/). The information on our website is not incorporated by reference into this prospectus.

187,050,000

Common Shares

Offered by the Selling Shareholders

PROSPECTUS

, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Under Article VII of our bylaws and under Section 60 of the BCA, we may indemnify anyone who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. However, such person must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe that his conduct was unlawful. Under Section 60 of the BCA and our bylaws, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

In addition, under Section 60 of the BCA and under our bylaws, we may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification may be made against expenses (including attorneys’ fees) actually and reasonably incurred by such person or in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Again, this is provided that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Furthermore, and as provided by both our bylaws and Section 60 of the BCA, when a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the foregoing instances, or in the defense of a related claim, issue or matter, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such matter.

Likewise, pursuant to our bylaws and Section 60 of the BCA, expenses (our bylaws specifically includes attorneys’ fees in expenses) incurred in defending a civil or criminal action, suit or proceeding by an officer or director may be paid in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to indemnification. The bylaws further provide that with respect to other employees, such expenses may be paid on the terms and conditions, if any, as the Board may deem appropriate.

Both Section 60 of the BCA and our bylaws further provide that the foregoing indemnification and advancement of expenses are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in any person’s official capacity and/or as to action in another capacity while holding office.

Under both Section 60 of the BCA and our bylaws, we also have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against such person and incurred by such person in such capacity regardless of whether the corporation would have the power to indemnify such person against such liability under the foregoing.

Under Section 60 of the BCA (and as provided in our bylaws), the indemnification and advancement of expenses provided by, or granted under the foregoing continue with regard to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of such person’s heirs, executors and administrators unless otherwise provided when authorized or ratified. Additionally, under Section 60 of the BCA and our bylaws, any repeal or modification of Article VII of our bylaws shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

In addition to the above, our bylaws provide that references to us includes constituent corporations, and defines “other enterprises” to include employee benefit plans, “fines” to include excise taxes imposed on a person with respect to an employee benefit plan, and further defines the term “serving at the request of the corporation”.

Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, we have been advised that in the opinion of the Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits and Financial Statement Schedules

(a) Exhibits

The exhibits filed as part of this registration statement are listed in the index to exhibits immediately preceding such exhibits, which index to exhibits is incorporated herein by reference.

(b) Financial Statements

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Item 10.	Undertakings

The undersigned registrant hereby undertakes:

(a)	Under Rule 415 of the Securities Act,

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement unless the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser;

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) – (d)	Not applicable.

(e)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f) – (g) Not applicable.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that :

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(k) – (l) Not applicable

Exhibit List

Exhibit Number	Description

1.1	Form of Underwriting Agreement*

4.1	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the registrant’s report on Form 6-K filed with the Commission on March 19, 2019)

5.1	Opinion of Watson Farley & Williams LLP as to the validity of the securities**

8.1	Opinion of Watson Farley & Williams LLP with respect to certain tax matters**

23.1	Consent of Ernst & Young (Hellas) Certified Auditors-Accountants S.A.**

23.2	Consent of Watson Farley & Williams LLP (included in its opinion filed as Exhibit 5.1)

23.3	Consent of Watson Farley & Williams LLP (included in its opinion filed as Exhibit 8.1)

24.1	Powers of Attorney (included in the signature pages hereto)

*
To be filed either as an amendment to this Registration Statement or as an exhibit to a report of the Registrant filed pursuant to the Exchange Act and incorporated by reference into this Registration Statement.

**	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece on May 8, 2020.

SEANERGY MARITIME HOLDINGS CORP.

By:	/s/ Stamatios Tsantanis
Name:	Stamatios Tsantanis
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Stamatios Tsantanis and Will Vogel his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on May 8, 2020 in the capacities indicated.

Signature	Title

/s/ Stamatios Tsantanis	Director, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
Stamatios Tsantanis

/s/ Stavros Gyftakis	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Stavros Gyftakis

/s/ Christina Anagnostara	Director
Christina Anagnostara

/s/ Dimitrios Anagnostopoulos	Director
Dimitrios Anagnostopoulos

/s/ Elias Culucundis	Director
Elias Culucundis

/s/ Ioannis Kartsonas	Director
Ioannis Kartsonas

AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Seanergy Maritime Holdings Corp., has signed this registration statement in the City of Newark, State of Delaware on May 8, 2020.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director